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                                                                    Exhibit 4.9
                   FIRST AMENDMENT TO ASSIGNMENT OF RIGHTS

        FIRST AMENDMENT TO ASSIGNMENT OF RIGHTS ("First Amendment") dated as of March __, 1994 between [SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association,] [SOCIETY NATIONAL BANK,] not in its individual capacity but as Owner Trustee under the Trust Agreement (as defined below) (the "Owner Trustee") and THE BANK OF NEW YORK, a New York Banking corporation, not in its individual capacity but as Note Trustee under the Note Indenture hereinafter referred to (the "Note Trustee").

                                 WITNESSETH:

        WHEREAS, the Owner Trustee has entered into that certain Assignment of Rights, dated as of December 15, 1993 (the "Assignment"), in favor of the Note Trustee relating to a lease (as defined below) of certain real property described on Exhibit A attached hereto (the "Property") which was recorded on ___________, 1993 in Book __________, at page ________ ; and

        WHEREAS, in connection with the refinancing of the notes issued under the Note Indenture, the parties to the Assignment wish to amend the Assignment as set forth in this First Amendment;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. Defined Terms. All capitalized terms not defined herein shall have the meanings specified in the Assignment.

        SECTION 2. Amendment. The defined term "Note Indenture" in the Assignment is hereby amended to mean that certain Trust Indenture, Assignment of Lease and Rents and Security Agreement relating to the Property between the Owner Trustee and the Note Trustee, dated as of December 15, 1993, as the same may be from time to time amended, modified, supplemented or restated.

        SECTION 3. Full Force and Effect. Except as expressly amended and modified by this First Amendment, the Assignment shall continue to be, and shall remain, in full force and effect in accordance with its terms.

        SECTION 4. No other Terms. This First Amendment shall be effective solely to the extent set forth herein, and is not and shall not be construed to be an amendment of any other term or condition of the Assignment.

        SECTION 5. Counterparts. this First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.


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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.

WITNESSED AND ATTESTED:                 SHAWMUT BANK CONNECTICUT, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity but as Owner Trustee

[SEAL]

________________________                By:  ____________________________
Title:                                       Name:  Robert L. Reynolds
                                             Title: Asst. Vice President


WITNESSED AND ATTESTED:                 SOCIETY NATIONAL BANK, not in its
                                        individual capacity but as Owner
                                        Trustee,

[SEAL]

________________________                By:  ____________________________
Title:                                       Name:
                                             Title:


WITNESSED AND ATTESTED:                 THE BANK OF NEW YORK, not in its
                                        individual capacity but as Note
                                        Trustee

[SEAL]

________________________                By:  ____________________________
Title;                                       Name:
                                             Title:


AGREED AND CONSENTED TO BY:

FGHK, LTD., A  WYOMING LIMITED
   LIABILITY COMPANY

By:  PINE STREET CAPITAL CORPORATION,
      as Manager


By:  _________________________
Name:  James R. Greene
Title: Vice President